Exhibit 99.1

DRAFT

PRESS RELEASE

Contacts:	Alfred J. Novak
Chief Executive Officer
(770) 717-6096

NOVOSTE ANNOUNCES FIRST QUARTER 2004 FINANCIAL RESULTS AND VASCULAR

BRACHYTHERAPY TRANSACTION WITH GUIDANT CORPORATION

NORCROSS, GA., April 22, 2004 – Novoste Corporation (NASDAQ: NOVT) today reported its financial results for the quarter ended March 31, 2004.

The Company reported that GAAP (Generally Accepted Accounting Principles) net revenue for the first quarter 2004 was $7.0 million compared to $20.7 million for the first quarter 2003. Revenues continue to be negatively impacted by the introduction of drug-eluting stents (DES) by competitors and aggressive use by physicians as an alternative therapy for restenosis. The prior year first quarter was impacted by the re-introduction of the Company’s 3.5 French product which resulted in higher than usual level of revenue for that quarter. Additionally, a revenue reserve of $1.1 million was recognized in the prior year quarter as the 3.5 French product was exchanged for 5 French product sold in earlier periods. There was no comparable revenue reserve adjustment in the first quarter 2004, therefore revenues of $7.0 million in the current quarter can be compared to first quarter 2003 adjusted revenues of $19.6 million.

On a GAAP basis, net loss for the first quarter 2004 was $4.6 million, or $0.28 per diluted share, compared to a net income of $2.1 million, or $0.13 per diluted share for the first quarter 2003. Net loss, as adjusted, for the first quarter 2004 was $4.1 million, or $0.25 per diluted share and reflected the exclusion of expenses associated with a reduction in force during this quarter. This first quarter loss compares to an adjusted net income of $1.3 million in the first quarter of 2003, or $0.08 per diluted share of earnings. A reconciliation of GAAP to “as adjusted” results is included in the attached financial statements.

Gross margin in the first quarter 2004 was 45%, and compared to an adjusted gross margin of 64% for the first quarter of 2003. The drop in margin is a function of the significant lower volumes of procedures and high operating leverage. Operating expenses were $7.8 million for the first quarter 2004, down from $11.6 million in the first quarter of 2003. Research and development (R&D) expenses were $2.3 million, down from $3.4 million in the first quarter 2003, reflecting decreased spending on engineering and clinical trials. Selling, general and administrative (SG&A) expenses were $5.6 million in the quarter, down from $8.3 million in the first quarter 2003.

The Company ended the quarter with net cash and short-term investments of $36.3 million compared to $39.4 million at December 31, 2003, a decrease in cash of $3.1 million.

Al Novak, President and Chief Executive Officer, commented on the Company’s financial performance: “The first quarter has proven to be a difficult quarter given the momentum of drug-eluting stents (DES). It was always clear that DES would be used aggressively by physicians, however, we continue to believe that as physicians determine the best use of these devices, they will continue to use vascular brachytherapy (VBT) to treat those patients where in-stent restenosis occurs. We have been responsive in making some very difficult decisions in assuring that the company is properly sized for ongoing and future business opportunities.”

Novoste also announced today that it has signed an agreement with Guidant Corporation to facilitate the transition to Novoste products of existing customers of Guidant’s vascular brachytherapy system in the United States and Canada. As part of the terms of the Agreement, Guidant will discontinue its vascular brachytherapy business in the U.S. and Canada over the next six months. The agreement is an asset purchase agreement whereby Novoste will acquire information regarding Guidant’s vascular brachytherapy business, including the customer list of Guidant in the United States and Canada. During an established transition period, expected to be six months, Guidant and Novoste will jointly cooperate to transition the Guidant accounts to Novoste products for any customer that wishes to continue vascular brachytherapy. Additionally, Guidant has agreed to not compete in vascular brachytherapy in the U.S. and Canada for a period of five years. Novoste has paid the sum of $2.5 million to Guidant at the signing of the transaction and has agreed to pay a 5% royalty on its net sales of all vascular brachytherapy products in the U.S. and Canada, up to an additional payment of $4.0 million.

Al Novak, President and CEO of Novoste Corporation commented: “Novoste specializes in radiation therapy technology and this agreement seeks to consolidate the Guidant and Novoste brachytherapy business to better serve the interests of both companies’ physician customers and their patients. We expect to have a smooth transition to our Beta-Cath™ System and are hopeful that the majority of Guidant’s customers will elect to continue with vascular brachytherapy, the only clinically proven treatment for in-stent restenosis.”

Non-GAAP Measures

Novoste uses non-GAAP measures, such as net income, as adjusted, fully diluted earnings per share, as adjusted, and net revenue, as adjusted. Novoste’s management believes that the presentation of these measures provides useful information to investors. Among other things, these measures may assist investors in evaluating the Company’s operations, period over period. The measures exclude such items as reserves for catheter exchanges, restructuring charges or other expenses that might be considered by some investors as extraordinary for the period. Management uses these measures internally for evaluation of the performance of the business, including allocation of resources and evaluation of results relative to employee performance compensation targets. Investors should consider these non-GAAP measures in addition to, not as a substitute for or as superior to, measures of financial performance prepared in accordance with GAAP.

Quarterly Conference Call Webcast

The Company has scheduled a conference call for 10:00 A.M. Eastern time on Thursday, April 22, 2004 to discuss its first quarter 2004 results. Interested parties may access the conference call by visiting the Investor Relations page of Novoste’s website at http://www.novoste.com. Listeners are advised to visit the website at least 15 minutes early to download and install any necessary audio software. An archived copy of the call will be available for a period of one week after the call on the Company’s website.

About Novoste Corporation

Novoste Corporation, based in Atlanta GA, develops advanced medical treatments for coronary and vascular diseases and is the worldwide leader in vascular brachytherapy. The Company’s Beta-Cath™ System is commercially available in the United States, as well as in the European Union and several other countries. Novoste Corporation shares are traded on the NASDAQ National Stock Market under the symbol NOVT. For general company information, please call (770) 717-0904 or visit the Company’s website at www.novoste.com.

Forward Looking Statements

Statements made in this press release that look forward in time or that express management’s beliefs, expectations or estimates regarding future occurrences are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Actual results may differ materially from those projected in these forward-looking statements based upon known and unknown risks and uncertainties, including continued market acceptance of the Beta-Cath™ System, continued demonstration of safety, efficacy, and device performance in post-market surveillance studies, competition and technological changes. These and other risks are detailed in documents filed by Novoste with the SEC including its Form 10-K for the year ended December 31, 2003 and its Form 10-Q for the quarter ended September 30, 2003. The Company does not undertake to update its forward-looking statements.

- FINANCIAL HIGHLIGHTS TO FOLLOW -

NOVOSTE CORPORATION

CONDENSED STATEMENT OF OPERATIONS

(unaudited)

	Three Months Ended March 31,
(in thousands, except per-share data)	2004	2003
Net revenue	$7,025	$20,705
Cost of sales	3,876	7,066

Gross margin	3,149	13,639

Operating expenses
Research and development	2,290	3,358
Sales and marketing	3,427	5,934
General and administrative	2,124	2,318

Total operating expenses	7,841	11,610

Income (loss) from operations	(4,692)	2,029
Other income	78	108

Net income (loss)	$(4,614)	$2,137

Basic earnings (loss) per share	$(0.28)	$0.13

Fully diluted earnings (loss) per share	$(0.28)	$0.13

Shares used in computing basic net income per share	16,331	16,269

Shares used in computing fully diluted net income per share	16,331	16,836

SUPPLEMENTARY REVENUE DATA AND

RECONCILIATION OF GAAP AMOUNTS TO ADJUSTED AMOUNTS:

(unaudited)

	Three Months Ended March 31,
(in thousands, except per-share data)	2004	2003
GAAP net revenue
Catheters & accessories:
Domestic	$5,828	$19,006
International	988	1,293

	6,816	20,299
Lease revenue:
Domestic	131	322
International	78	84

	209	406
Total GAAP net revenue:
Domestic	5,959	19,328
International	1,066	1,377

	$7,025	$20,705
Adjustment items:
Catheter exchange reserve (net)	—	(1,141)

Net revenue, as adjusted	$7,025	$19,564

GAAP net income (loss)	$(4,614)	$2,137

Adjustment items:
Restructuring charge	471	196
Reserve for catheter exchanges	—	(1,041)

Net income (loss), as adjusted	$(4,143)	$1,292

GAAP fully diluted earnings (loss) per share	$(0.28)	$0.13

Restructuring charge	0.03	0.01
Reserve for catheter exchanges	—	(0.06)

Fully diluted earnings (loss) per share, as adjusted	$(0.25)	$0.08

NOVOSTE CORPORATION

CONDENSED BALANCE SHEETS

(unaudited)

(in thousands, except per-share data)	March 31, 2004	December 31, 2003
ASSETS
Current assets:
Cash, cash equivalents and short-term investments	$36,250	$39,402
Other current assets	5,871	8,125

Total current assets	42,121	47,527
Property and equipment, net	6,475	6,997
Radiation and transfer devices, net	5,778	6,304
Other assets	408	579

Total assets	$54,782	$61,407

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities	$6,212	$8,163
Shareholders’ equity	48,570	53,244

Total liabilities and shareholders’ equity	$54,782	$61,407